Exhibit 21

Subsidiaries of
The Manitowoc Company, Inc. (WI)

1	Appliance Scientific, Inc.	(Delaware)
2	Beleggingsmaatsch appli Interbu BV	(Netherlands)
3	Berisford (Jersey) Ltd.	(Channel Islands)
4	Berisford (Overseas) Limited	(United Kingdom)
5	Berisford Holdings Limited	(United Kingdom)
6	Berisford Property Development (USA) Ltd.	(New York)
7	Boek-en Offsetdrukkerij Kuyte B.V.	(Netherlands)
8	Cadillion GmbH	(Germany)
9	Charles Needham Industries Inc.	(Texas)
10	Cleveland Range Ltd.	(Canada)
11	Cleveland Range, LLC	(Delaware)
12	Convotherm Elecktrogerate GmbH	(Germany)
13	Convotherm India Private Limited	(India)
14	Convotherm Limited	(United Kingdom)
15	Convotherm Singapore PTE LTD	(Singapore)
16	Cross Lane Holdings Ltd.	(Channel Islands)
17	Delfield Company, LLC, The	(Delaware)
18	Enodicom Number 2 Limited	(United Kingdom)
19	Enodis Corporation	(Delaware)
20	Enodis Foodservice Equipment (Shanghai) Co. Ltd.	(China)
21	Enodis Group Holdings, US Inc.	(Delaware)
22	Enodis Group Italian Branch	(Italy)
23	Enodis Group Limited.	(United Kingdom)
24	Enodis Hanover	(United Kingdom)
25	Enodis Holdings Inc.	(Delaware)
26	Enodis Holdings Ltd.	(United Kingdom)
27	Enodis Industrial Holdings Limited	(United Kingdom)
28	Enodis International Ltd.	(United Kingdom)
29	Enodis Investments Ltd.	(United Kingdom)
30	Enodis Limited (UK) Enodis (Domestication) LLC	(Delaware)
31	Enodis Maple Leaf Ltd.	(United Kingdom)
32	Enodis Nederland B.V.	(Netherlands)
33	Enodis Oxford	(United Kingdom)
34	Enodis Property Development Ltd.	(United Kingdom)
35	Enodis Property Group Ltd.	(United Kingdom)
36	Enodis Regent	(United Kingdom)
37	Enodis Strand Ltd.	(United Kingdom)
38	Enodis Technology Center, Inc.	(Delaware)
39	Environnemental Rehab, Inc.	(Wisconsin)
40	Fabristeel (M) Sdn Bhd	(Malaysia)
41	Fabristeel Private Limited	(Singapore)
42	Fo Shan Manitowoc Foodservice Co.	(China)
43	Frymaster LLC	(Louisiana)
44	Garland Commercial Industries, LLC	(Delaware)

45	Garland Commercial Ranges Ltd	(Canada)
46	Glenluce Ltd.	(Isle of Man)
47	Grove Cranes S.L.	(Spain)
48	Grove Europe Pension Trustees Limited	(United Kingdom)
49	Grove U.S. LLC	(Delaware)
50	H. Tieskens Beheer B.V	(Netherlands)
51	H. Tieskens Exploitatie B.V	(Netherlands)
52	Homark Holdings Ltd.	(United Kingdom)
53	Inducs AG	(Switzerland)
54	Kitchen Ventilation Services Ltd.	(United Kingdom)
55	Kysor Business Trust	(Delaware)
56	Kysor do Brasil Ltd	(Brazil)
57	Kysor Holdings, Inc.	(Delaware)
58	Kysor Industrial Corporation	(Michigan)
59	Kysor Industrial Corporation	(Nevada)
60	Kysor Nevada Holding Corporation	(Nevada)
61	Landis Holdings LLC	(Delaware)
62	Liftlux Potain GmbH	(Germany)
63	Manitowoc (Bermuda) Ltd.	(Bermuda)
64	Manitowoc (China) Foodservice Co., Ltd.	(China)
65	Manitowoc (Mauritius) Ltd.	(Mauritius)
66	Manitowoc Asia Global Sourcing	(China)
67	Manitowoc Beverage Systems Ltd.	(United Kingdom)
68	Manitowoc Brasil Guindastes Ltda	(Brazil)
69	Manitowoc Cayman Islands Funding Ltd.	(Cayman Islands)
70	Manitowoc Company Foundation, The	(Michigan)
71	Manitowoc CP, Inc.	(Nevada)
72	Manitowoc Crane Companies, LLC (MCG)	(Wisconsin)
73	Manimex, S.A. de C. V.	(Mexico)
74	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
75	Manitowoc Crane Group (Brazil)	(Brazil)
76	Manitowoc Crane Group (UK) Limited	(United Kingdom)
77	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
78	Manitowoc Crane Group Australia Pty Ltd.	(Australia)
79	Manitowoc Crane Group Chile Limitada	(Chile)
80	Manitowoc Crane Group CIS	(Russia)
81	Manitowoc Crane Group Columbia, S.A.S.	(Columbia)
82	Manitowoc Crane Group Czech Republic SRO	(Czech Republic)
83	Manitowoc Crane Group France SAS or MCG France SAS	(France)
84	Manitowoc Crane Group Germany GmbH	(Germany)
85	Manitowoc Crane Group Holding Germany Gmb	(Germany)
86	Manitowoc Crane Group Hungary Kft	(Hungary)
87	Manitowoc Crane Group Ibéria Sl	(Spain)
88	Manitowoc Crane Group Inc.	(Philippines)
89	Manitowoc Crane Group Italy Srl or MCG Italy Srl	(Italy)
90	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
91	Manitowoc Crane Group M-E (FZE)	(Dubai, UAE)
92	Manitowoc Crane Group Mexico, S. de R.L. de C.V.	(Mexico)
93	Manitowoc Crane Group Netherlands B.V.	(Netherlands)
94	Manitowoc Crane Group Poland Sp	(Poland)

95	Manitowoc Crane Group Portugal Ltda	(Portugal)
96	Manitowoc Crane Group Slovakia SRO	(Slovak Republik)
97	Manitowoc Crane Group U.S. Holding, LLC	(Tennessee)
98	Manitowoc Cranes, LLC	(Wisconsin)
99	Manitowoc Credit (China) Leasing Company Limited	(China)
100	Manitowoc Deutschland GmbH	(Germany)
101	Manitowoc DongYue Heavy Machinery Co., Ltd	(Singapore)
102	Manitowoc EMEA Holding SARL	(France)
103	Manitowoc Equipment Works, Inc.	(Nevada)
104	Manitowoc Europe Limited	(United Kingdom)
105	Manitowoc Foodservice (Luxembourg) Sarl	(Luxembourg)
106	Manitowoc Foodservice Asia Pacific Private Limited	(Singapore)
107	Manitowoc Foodservice Companies, LLC	(Wisconsin)
108	Manitowoc Foodservice Iberia, SAU	(Spain)
109	Manitowoc Foodservice International SAS	(France)
110	Manitowoc Foodservice UK Limited	(United Kingdom)
111	Manitowoc FP, Inc.	(Nevada)
112	Manitowoc France SAS	(France)
113	Manitowoc FSG Holding, LLC	(Delaware)
114	Manitowoc FSG International Holdings, Inc.	(Nevada)
115	Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V.	(Mexico)
116	Manitowoc FSG Mexico, SRL de C.V.	(Mexico)
117	Manitowoc FSG Operations, LLC	(Nevada)
118	Manitowoc FSG Services, LLC	(Wisconsin)
119	Manitowoc FSG U.S. Holding, LLC	(Delaware)
120	Manitowoc Funding LLC	(Nevada)
121	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
122	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
123	Manitowoc Holding Asia SAS	(France)
124	Manitowoc Holding Germany LLC & Co. KG	(Germany)
125	Manitowoc Holdings (Netherlands Antilles) B.V.	(Netherlands Antilles)
126	Manitowoc India Private Limited	(India)
127	Manitowoc MEC, Inc.	(Nevada)
128	Manitowoc Potain	(United Kingdom)
129	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
130	Manitowoc Re-Manufacturing, LLC	(Wisconsin)
131	Manitowoc TJ, SRL de C.V.	(Mexico)
132	Manitowoc Worldwide Holdings (France) SAS	(France)
133	Manitowoc Worldwide Holdings (France) SCS	(France)
134	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
135	Manston Ltd. (BVI)	(United Kingdom)
136	McCann's Engineering & Manufacturing Co., LLC	(California)
137	Merrychef Limited	(United Kingdom)
138	Merrychef Ltd.	(United Kingdom)
139	MMG Holding Co., LLC	(Nevada)
140	MTW County Limited (UK) MTW County (Domestication) LLC	(Delaware)
141	Potain GmbH	(Germany)
142	Potain India Pvt. Ltd.	(India)
143	Potain Technik GmbH	(Germany)
144	S&W Berisford Ltd.	(United Kingdom)

145	SAW Technologies Ltd.	(United Kingdom)
146	Shanghai Fabristeel Foodservice International Trade Co. Ltd.	(China)
147	Shanghai Manitowoc International Trading Co., Ltd	(China)
148	Société de Participation Minoritaire SARL (S.P.M. SARL)	(France)
149	Solum Grundstücks Vermeitungs GmbH	(Germany)
150	The Homark Group Ltd.	(United Kingdom)
151	The Manitowoc Company, Inc. (MTW)	(Wisconsin)
152	TRUpour Ltd.	(Ireland)
153	Waterroad Company Limited	(United Kingdom)
154	Welbilt Corporation	(Delaware)
155	Welbilt Holding Company	(Delaware)
156	Welbilt Manufacturing (Thailand) Ltd.	(Thailand)
157	Welbilt Walk-Ins LP	(Delaware)
158	Westran Corporation	(Michigan)
159	Whitlenge Acquisition Ltd.	(United Kingdom)
160	Whitlenge Drink Equipment Ltd.	(United Kingdom)
161	Zhang Jia Gang Manitowoc Crane Trading Co. Ltd.	(China)

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